SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
-----------------------

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Household Capital Trust VII ----------------------------------------------------- (Exact name of registrant as specified in its charter)

Delaware ------------------------ (State of incorporation)	Applied For ----------------------------- (IRS Employer Identification No.)

c/o Household International, Inc. 2700 Sanders Road Prospect Heights, Illinois ------------------------------------ (Address of principal executive offices)	60070 ---------- (Zip Code)

If this form relates to the registration of a class of
securities pursuant to Section
12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box [ ]

Securities Act registration statement file number to which this form relates: 333-70744 and 333-70744-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered ------------------------	Name of each exchange on which each class is to be registered --------------------------
7.50% Trust Preferred Securities, Liquidation Amount $25 per Preferred Security	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:
None
Item 1. Description of Registrant's Securities to be Registered.
--------------------------------------------------------

The description of the 7.50% Trust Preferred Securities being registered hereby, is set forth in the Prospectus dated November 1, 2001 as included in the Registration Statement on Form S-3 (No. 333-70744 and 333-70744-01) of Household International, Inc. and Household Capital Trust VII, as filed with the Securities and Exchange Commission (the "Commission"), on or about October 2, 2001, as amended by Amendment No. 1, filed with the Commission on October 23, 2001. The Prospectus was filed with the Commission on or about November 2, 2001 pursuant to Rules 424(b)(1) and 430A of the Securities Act of 1933, as amended. The foregoing Prospectus is incorporated herein by reference.

Item 2. Exhibits. ---------------------

No. Description --- -------------------

4.1 Indenture between Household International, Inc. ("Household") and Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee (incorporated herein by reference to Exhibit 4.1 to Registration Statement No. 333-70744 and 333-70744-01).

4.2 Form of Sixth Supplemental Indenture between Household and Bank One, National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 to Registration Statement No. 333-70744 and 33-70744-01).

4.3 Declaration of Trust of Household Capital Trust VII (the "Trust") (incorporated herein by reference to Exhibit 4.3 to Registration Statement No. 333-70744 and 333-70744-01).

4.4 Form of Amended and Restated Declaration of Trust (incorporated herein by reference to Exhibit 4.4 to Registration Statement No. 333-70744 and 333-70744-01).

4.5 Form of Specimen Preferred Security (included in Exhibit 4.4 above).

4.6 Form of Specimen Junior Subordinated Note (included in Exhibit 4.2 above).

4.7 Form of Preferred Securities Guarantee Agreement (incorporated herein by reference to Exhibit 4.7 to Registration Statement No. 333-70744 and 33-70744-01).

4.8 Certificate of Trust (incorporated herein by reference to Exhibit 4.8 to Registration Statement No. 333-70744 and 333-70744-01).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOUSEHOLD INTERNATIONAL, INC. as Sponsor

Date: November 5,2001 --------------------	By: /s/ J. W. Blenke -------------------------
J. W. Blenke Vice President Corporate Law and Assistant Secretary

HOUSEHOLD CAPITAL TRUST VII
Date: November 5,2001 --------------------	By: /s/ S. L. McDonald -------------------------
S. L. McDonald as Trustee

By: /s/ B. B. Moss, Jr. -------------------------
B.B. Moss, Jr. as Trustee

By: /s/ D. J. Mickey -------------------------
D.J. Mickey as Trustee

Exhibit Index ---------------------

No. Description --- -------------------

4.1 Indenture between Household International, Inc. ("Household") and Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee (incorporated herein by reference to Exhibit 4.1 to Registration Statement No. 333-70744 and 333-70744-01).

4.2 Form of Sixth Supplemental Indenture between Household and Bank One, National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 to Registration Statement No. 333-70744 and 33-70744-01).

4.3 Declaration of Trust of Household Capital Trust VII (the "Trust") (incorporated herein by reference to Exhibit 4.3 to Registration Statement No. 333-70744 and 333-70744-01).

4.4 Form of Amended and Restated Declaration of Trust (incorporated herein by reference to Exhibit 4.4 to Registration Statement No. 333-70744 and 333-70744-01).

4.5 Form of Specimen Preferred Security (included in Exhibit 4.4 above).

4.6 Form of Specimen Junior Subordinated Note (included in Exhibit 4.2 above).

4.7 Form of Preferred Securities Guarantee Agreement (incorporated herein by reference to Exhibit 4.7 to Registration Statement No. 333-70744 and 33-70744-01).

4.8 Certificate of Trust (incorporated herein by reference to Exhibit 4.8 to Registration Statement No. 333-70744 and 333-70744-01).